EXHIBIT 99.1

                            BANKERS TRUST CORPORATION
               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (IN MILLIONS)

     The following Unaudited Pro Forma Condensed Statements of Income for the nine months ended September 30, 2000 and 1999 give effect to Bankers Trust Corporation's ("BT" or the "Corporation") transfer of its wholly-owned subsidiary BT Holdings (New York), Inc. ("BTH") to DB U.S. Financial Markets Holding Corporation ("DBUSH"), a subsidiary of Deutsche Bank Americas Holding Corp. ("DBAH") and Taunus Corporation ("Taunus"), which are an indirect and direct subsidiary, respectively, of Deutsche Bank AG. The transfer of BTH to DBUSH took the form of an exchange of stock pursuant to which BTH became a wholly-owned subsidiary of DBUSH. The Corporation received shares of DBUSH equal to the fair market value of BTH's net assets on the date of transfer. The Corporation, as part of an ongoing reorganization, intends to transfer, by dividend or otherwise, the shares received to Taunus. The Corporation recognized an after-tax gain of approximately $301 million in the third quarter of 2000.

     In addition, the following Unaudited Pro Forma Condensed Statement of Income for the nine months ended September 30, 1999 gives effect to the Corporation's transfer on June 5, 1999 of its wholly-owned subsidiary BT Alex. Brown Incorporated ("BTAB") and substantially all of its interest in Bankers Trust International PLC ("BTI") to Deutsche Bank Securities Inc. and Deutsche Holdings (BTI) Ltd., respectively, which are wholly-owned subsidiaries of Deutsche Bank AG and to the Corporation's sale, on August 31, 1999, of its wholly-owned subsidiary Bankers Trust Australia Limited ("BTAL") to the Principal Financial Group for a price of approximately $1.4 billion. For more information on the transfer of BTAB and BTI and the sale of BTAL, see the Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

     The pro forma information is based on the historical consolidated financial statements of BT after giving effect to the pro forma adjustments described in the Notes to the Unaudited Pro Forma Condensed Financial Statements. The pro forma financial data are not necessarily indicative of the results that actually would have occurred had the transfer of BTH, BTAB, and BTI and the sale of BTAL been consummated on the dates indicated or that may be obtained in the future.

                            BANKERS TRUST CORPORATION
                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                                  (IN MILLIONS)

                  For the Nine Months Ended September 30, 2000
                                                    BT                               Pro Forma
                                               Consolidated           BTH           Adjustments        Pro Forma
                                                                      (a)              (b)                 (d)
NET INTEREST REVENUE
   Interest revenue                               $ 2,659           $  (544)          $    81           $ 2,196
   Interest expense                                 2,271              (429)             (125)            1,717
NET INTEREST REVENUE                                  388              (115)              206               479
Provision for credit losses-loans                     (44)               (1)               --               (45)
Net interest revenue after provision for
   credit losses-loans                                432              (114)              206               524
NONINTEREST REVENUE
   Trading                                            127               (65)               55               117
   Fiduciary and funds management                     595                --                --               595
   Corporate finance fees                             107                (4)               --               103
   Other fees and commissions                         235                (8)               --               227
   Securities available for sale
     gains(losses)                                     40               (25)               --                15
   Other                                              697               (65)               91               723
Total noninterest revenue                           1,801              (167)              146             1,780
NONINTEREST EXPENSES
   Salaries and commissions                           361                (3)               --               358
   Incentive compensation and employee
     benefits                                         321               (12)               --               309
   Agency and other professional service
     fees                                             155                (4)               --               151
   Communication and data services                     65                --                --                65
   Occupancy, net                                      77                --                --                77
   Furniture and equipment                             91                (2)               --                89
   Travel and entertainment                            31                (1)               --                30
   Other                                              469               (70)                3               402
   Restructuring charge                               (46)               --                --               (46)
Total noninterest expenses                          1,524               (92)                3             1,435
Income before income taxes                            709              (189)              349               869
Income taxes                                          410                                                   459
NET INCOME                                        $   299                                               $   410

See Notes to Unaudited Pro Forma Condensed Financial Statements.

                            BANKERS TRUST CORPORATION
                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                                  (IN MILLIONS)

                  For the Nine Months Ended September 30, 1999

                                                    BTAB,
                                          BT       BTI and                Pro Forma
                                    Consolidated   BTAL**       BTH      Adjustments   Pro Forma
                                                     (c)        (a)          (b)           (d)
NET INTEREST REVENUE
   Interest revenue                    $ 3,622     $  (740)   $  (120)     $   173      $ 2,935
   Interest expense                      2,971        (521)       (68)          65        2,447
NET INTEREST REVENUE                       651        (219)       (52)         108          488
Provision for credit
   losses-loans                            (74)         26         (1)          --          (49)
Net interest revenue after
   provision for credit
   losses-loans                            725        (245)       (51)         108          537
NONINTEREST REVENUE
  Trading                                  (55)        258         24           (1)         226
  Fiduciary and funds
    management                             805        (178)        --           --          627
  Corporate finance fees                   488        (304)        --           --          184
  Other fees and commissions               456        (186)        (2)          --          268
  Securities available for
    sale gains (losses)                   (150)        108        (10)          --          (52)
  Insurance premiums                        86          --         --           --           86
  Other                                  1,055         319       (437)         112        1,049
Total noninterest revenue                2,685          17       (425)         111        2,388
NONINTEREST EXPENSES
  Salaries and commissions                 903        (310)        (2)          --          591
  Incentive compensation
    and employee benefits*               2,046        (919)       (27)          --        1,100
  Agency and other
    professional service fees              343          --         (2)          --          341
  Communication and data
    services                               172         (53)        --           --          119
  Occupancy, net                           165         (35)        --           --          130
  Furniture and equipment                  189         (33)        --           --          156
  Travel and entertainment                  98         (48)        --           --           50
  Provision for policyholder
    benefits                               114          --         --           --          114
  Other                                    424         259       (100)         (14)         569
  Restructuring charge                     459          --         (9)          --          450
Total noninterest
   expenses                              4,913      (1,139)      (140)         (14)       3,620
Income (loss) before
   income taxes                         (1,503)        911       (336)         233         (695)
Income taxes                                43                                              249
NET INCOME (LOSS)                      $(1,546)                                         $  (944)

* Includes charges of approximately $1.1 billion in change-in-control related costs.
** Includes results of operations of BTAB and BTI through the transfer date, June 5, 1999 and includes results of operations of BTAL through the sale date, August 31, 1999.

See Notes to Unaudited Pro Forma Condensed Financial Statements.

                            BANKERS TRUST CORPORATION
           NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(a) Elimination of BTH's third-party amounts from BT's historical consolidated financial statements.

(b)  Adjustment  to record BTH  intercompany  amounts as revenue or expense,  as
     applicable.   Intercompany  amounts  were  eliminated  in  BT's  historical consolidated financial statements.

(c) Amounts represent the elimination of BTAB's, BTI's and BTAL's third-party amounts from BT's historical consolidated financial statements and adjustments to record BTAB, BTI and BTAL intercompany amounts as third-party revenue or expense, as applicable. Intercompany amounts were eliminated in BT's historical consolidated financial statements.

(d) Pro forma amounts reflect the gain on the transfer of BTH and the gain on the sale of BTAL, as applicable.